Exhibit 8.1

WNS (HOLDINGS) LIMITED

LIST OF SUBSIDIARIES

S/No.	Name of Subsidiary	Place of Incorporation

1.	WNS Global Services Netherlands Cooperative U.A.	The Netherlands

2.	WNS North America, Inc.	Delaware, USA

3.	WNS Global Services (UK) Limited	United Kingdom

4.	WNS (Mauritius) Limited	Mauritius

5.	WNS Global Services (Romania) S.R.L.	Romania

6.	WNS Global Services Philippines, Inc.	Philippines

7.	WNS Business Consulting Services Private Limited	India

8.	WNS Workflow Technologies Limited	United Kingdom

9.	Accidents Happen Assistance Limited	United Kingdom

10.	WNS Global Services Inc.	Delaware, USA

11.	Business Applications Associates Beijing Limited	China

12.	WNS Capital Investment Limited	Mauritius

13.	WNS Global Services (Private) Limited	Sri Lanka

14.	WNS Customer Solutions (Singapore) Private Limited	Singapore

15.	WNS Customer Solutions (Private) Limited	Sri Lanka

16.	WNS Global Services Private Limited	India

17.	WNS BPO Services Costa Rica, S.R.L.	Costa Rica

18.	WNS Global Services (Australia) Pty Ltd	Australia

19.	WNS Mauritius Limited ME (Branch)	Dubai Airport Free Zone

20.	WNS Cares Foundation(1)	India

21.	WNS Global Services (UK) Limited (Spółka Z Ograniczoną Odpowiedzialnością) Oddział W Polsce, Gdansk (Branch)	Poland

22.	WNS Global Services SA (Pty) Ltd.	South Africa

23.	Business Applications Associates Beijing Limited Guangzhou Branch (Branch)	China

24.	WNS Global Services (Dalian) Co. Ltd.	China

25.	WNS Global Services Private Limited (Singapore Branch)(2)	Singapore

26.	WNS Legal Assistance LLP(3)	United Kingdom

Notes:

(1).	WNS Cares Foundation is a not-for-profit organization registered under formerly Section 25 of the Indian Companies Act, 1956 (which has become Section 8 of the Indian Companies Act, 2013), formed for the purpose of promoting corporate social responsibilities.

(2)	WNS Global Services Private Limited (Singapore Branch) is a branch office of WNS Global Services Private Limited registered in Singapore on November 28, 2014.

(3)	WNS Legal Assistance LLP was incorporated under the Limited Liability Partnerships Act, 2000 in the UK on November 4, 2014.